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                                                                    Exhibit 23.3




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-97723 of Loews Cineplex Entertainment Corporation, of our report on the consolidated financial statements of Grupo Cinemex, S.A. de C.V., dated August 12, 2002 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us as "Experts" in such Prospectus.

DELOITTE & TOUCHE
Mexico City, Mexico
September 13, 2002